Exhibit 10.3

FIRST AMENDMENT TO NON-STATUTORY

STOCK OPTION AGREEMENT

THIS FIRST AMENDMENT TO NON-STATUTORY STOCK OPTION AGREEMENT (the “Amendment”) is made as of April 2, 2010 between API Technologies Corp., a Delaware corporation (the “Company”), and Martin Moskovits (“Participant”).

RECITALS:

WHEREAS, Company and Participant are parties to that certain Non-Statutory Stock Option Agreement dated May 30, 2008 (the “Option Agreement”);

WHEREAS, the Company has agreed to reset the termination date of sixty thousand (60,000) vested options in connection with Participant’s termination as an employee of the Company, which shall be effective as of April 2, 2010 (the “Effective Date”), and to amend certain terms of the option set forth in the Option Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Amendment and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Option Agreement.

2. Grant and Option Price. Section 2 of the Option Agreement shall be amended as follows:

a.	Grant. The number of options granted shall be adjusted to one hundred thousand (100,000) reflecting the Company’s 1 for 15 reverse stock split effective September 19, 2008 (the “Reverse Split”).

b.	Option Price. The Option Price shall be adjusted to $1.5075 to reflect the Reverse Split.

3. Option Term. The second sentence of Section 4 is deleted in its entirety and replaced with the following:

The sixty thousand (60,000) vested Options granted in the Option Agreement herein shall expire on October 2, 2010.

4. Nature of Option. The Option shall remain a non-statutory option.

5. Exercise Period. Section 4 of the Option Agreement shall be amended to replace June 29, 2011 with October 2, 2010.

6. Termination of Unvested Options. The following shall be added as the last sentence of Section 4.

All forty thousand (40,000) options that are not vested by the Effective Date, shall terminate on the Effective Date.

7. Ratification of Option Agreement. Except as amended and modified hereby, the Option Agreement shall be and remain unchanged and in full force and effect in accordance with their respective terms and the Option Agreement is hereby ratified and confirmed hereunder.

8. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original, but all of which shall constitute but one and the same instrument.

9. Governing Law. This Amendment shall be construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

API TECHNOLOGIES CORP.

By:
Its:

Martin Moskovits

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